Exhibit 99.5

A Prospective Multicenter Study of the Bruton’s Tyrosine Kinase Inhibitor Ibrutinib in Patients with Relapsed or Refractory Waldenstrom’s Macroglobulinemia.

Steven P. Treon, Christina K. Tripsas, Guang Yang, Yang Cao, Lian Xu, Zachary R. Hunter, Stephen J. Cropper, Patrick Mostyn, Kirsten Meid, Diane Warren, Christopher J. Patterson, Jacob P. Laubach, Claudia Paba-Prada, Janet Kunsman, Irene M. Ghobrial, Sandra Kanan, M. Lia Palomba, Ranjana Advani.

Bing Center for Waldenstrom’s Macroglobulinemia, Dana Farber Cancer Institute, Harvard Medical School, Boston, MA; Memorial Sloan Kettering Cancer Center, New York City, NY; Stanford University Medical Center, Palo Alto, CA.

Introduction: Whole genome sequencing has revealed highly prevalent somatic mutations in WM (Hunter et al, ICML-12, 2013). MYD88 L265P is present in >90% of patients with Waldenstrom’s Macroglobulinemia (WM), and supports malignant growth via signaling involving Bruton’s Tyrosine Kinase (BTK). Ibrutinib inhibits BTK, and in vitro induces apoptosis of WM cells bearing MYD88 L265P (Yang et al, Blood 2013). WHIM-like mutations in CXCR4 are present in 1/3 of patients with WM, and their expression induces BTK activity and confers decreased sensitivity to ibrutinib mediated growth suppression in WM cells (Cao et al, ASH 2013, submitted). We therefore evaluated the efficacy and tolerability of ibrutinib in relapsed or refractory WM, and examined the impact of MYD88 L265P and WHIM-like CXCR4 mutations on ibrutinib response given our laboratory findings.

Patients and Methods: Symptomatic WM patients who received at least 1 prior treatment were enrolled on this prospective clinical trial. Intended therapy consisted of 420 mg of oral ibrutinib daily for 2 years or until progression, or unacceptable toxicity. Sanger sequencing was used to determine MYD88 and CXCR4 mutations in sorted bone marrow lymphoplasmacytic cells (BM LPC) from 43 and 40 patients, respectively. Forty of 43 (93%) and 10/40 (25%) patients had MYD88 L265P and WHIM-like CXCR4 mutations, respectively.

Results: 63 patients including 17 with refractory disease were enrolled; all 63 are evaluable for response and toxicity. Median baseline characteristics: Age 63 (range 44-86) ; Prior therapies 2 (range 1-6); Hematocrit 30.8% (range 24.5-41.5); Hemoglobin 10.5 g/dL (8.2-13.8 g/dL); serum IgM 3,610 mg/dL (range 735-8390 mg/dL); serum M-protein 2.14 g/dL (range 0.5-5.4 g/dL); B2M 3.9 mg/L (range 1.3-14.2 mg/L); BM disease involvement 65% (range 3.2-95%). At best response, median serum IgM levels and M-protein declined to 1,340 mg/dL and 0.84 g/dL, respectively (p<0.00001). Median hematocrit and hemoglobin rose to 38.1% and 12.6 g/dL, respectively (p<0.00001). Post-treatment bone marrow assessment at 6 months is available for 34 patients at this time, and showed a reduction from 70% to 45% in WM disease involvement for these patients (p=0.0006). With a median follow-up of 6 (range 2-15 cycles), the best overall response rate i.e. minor response (MR) or better using consensus criteria adapted from the 3rd International Workshop on WM is 81% (4 VGPR; 32 PR, 15 MR), with a major response rate (PR or better) of 57.1% and a median time to response of 4 weeks. 11 patients have stable disease, and 1 patient was a non-responder. Independent disease and response assessments are planned. Grade >2 treatment related toxicities include thrombocytopenia (n=9; 14.3%);  neutropenia (n=12; 19.1%); stomatitis (n=1; 1.6%); atrial fibrillation (n=1; 1.6%); diarrhea (n=1; 1.6%); herpes zoster (n=1; 1.6%); hematoma (n=1; 1.6%); hypertension (n=1; 1.6%) and epistaxis (n=1; 1.6%). 59 patients remain on study with 7 on reduced doses of ibrutinib. Reasons for discontinuation include non-response (n=1) in a patient with wild type MYD88; MDS/RAEB (n=1) in a heavily pre-treated patient who attained PR, but who had 5q deletions pre-dating protocol therapy; thrombocytopenia (n=1) in a patient with splenic entrapment; and patient decision (n=1). In patients who underwent tumor sequencing, attainment of major responses was impacted by mutations in CXCR4, but not MYD88 L265P. The major response rate was 77% for patients with wild-type CXCR4 vs. 30% in those with WHIM-like CXCR4 mutations (p=0.018). Decreases in serum IgM (p=0.047) and IgM M-spike (p=0.012), as well as improvements in hemoglobin (p=0.058) were greater in patients with wild-type CXCR4. Patients with wild-type CXCR4 also had increased peripheral lymphocytosis following ibrutinib treatment versus those with WHIM-like CXCR4 mutations (p=0.001).

Conclusions: Ibrutinib is highly active, and well-tolerated in patients with relapsed or refractory WM. Rapid reductions in serum IgM and improved hematocrit occur in most patients receiving ibrutinib. The presence of WHIM-like CXCR4 mutations impacts responses and peripheral lymphocytosis in WM patients undergoing ibrutinib treatment.